                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our report dated March 10, 2003, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in the Annual Report (Form 10-K) for the year ended February 1, 2003.

FORM              REGISTRATION NO.
----              ----------------
S-4               333-80763            10 3/8% Senior Subordinated notes Due 2007
S-8               333-10093            1994 Executive Incentive Plan
S-8               33-72445             1998 Incentive Compensation Plan
S-8               33-32809             Employee Savings and Profit Sharing Plan
S-8               33-37355             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               33-49690             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               333-10087            1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               333-10091            1996 Stock Option Plan for Non-Employee Directors
S-8               333-55278            Nonqualified Stock Option Awards to Certain Employees
S-8               333-55280            Jo-Ann Stores, Inc. Savings Plan 401(k)



                                                          /s/ Ernst & Young LLP


Cleveland, Ohio,
April 28, 2003.